Exhibit 10.35

THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST IN ACCORDANCE WITH RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. REDACTED PORTIONS OF THIS EXHIBIT ARE INDICATED BY AN [##]

Supply and Distribution Agreement

This Supply and Distribution Agreement ("Agreement") is made as of the 6th day of March 2012 (the “Effective Date”) by and between OPO, Inc., a Delaware corporation (“OPO”) and Bella Brands, LLC, an Arizona limited liability company with an address located at 7702 East Doubletree Ranch Road, Suite 150, Scottsdale, AZ 85258 (“Newco”).

WHEREAS, OPO is engaged in the business of distributing and selling certain products, including the prescription and nonprescription products listed in the attached Exhibit A (the “Products”);

WHEREAS, Newco desires to purchase from OPO, and OPO desires to sell to Newco, the Products; and

WHEREAS, OPO and Newco desire that Newco act as a distributor of the Products under certain circumstances under the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants and agreements set forth herein, OPO and Newco agree as follows:

Article 1.	APPOINTMENT AS AUTHORIZED OBAGI DISTRIBUTOR

1.1
Appointment.  OPO hereby appoints Newco as an authorized distributor of the Products solely through the web site and ecommerce platform located at www.bellarxcom.com (the “Newco Site”) and solely to end users located in the United States.  The Newco Site must have programming that precludes shipments occurring outside the United States.  This Agreement pertains only to the Products and not to any other products which are now, or may hereafter be, licensed or sold by OPO unless mutually agreed in writing by the parties.  In connection with the foregoing, OPO agrees to supply Newco with all of its requirements of Products at all times during the Term.  Newco hereby accepts the foregoing appointment on the terms and conditions set forth in this Agreement. Upon mutual agreement of the parties, the distribution rights contained herein may be expanded to other geographical areas subject to further negotiation of the parties.

1.2
Limitations on Distribution Rights.  Newco's appointment is limited to distribution of the Products to consumers solely through the Newco Site.  Newco shall not: (i) advertise, promote, market, solicit or actively seek sales of the Products except with respect to sales to be effected through the Newco Site; (ii) knowingly sell the Products to any buyer other than an end user. Newco shall ensure that all Obagi Products, including prescription and non prescription products are stored and transferred in compliance with all applicable storage and shipping specifications for such Products as well as all applicable federal, state and local laws, rules and regulations (“Applicable Laws”).

1.3
Sale Conveys No Right to Manufacture or Modify.  Products are offered for sale and are sold by OPO subject in every case to the conditions that such sale does not convey any license, express or implied, to manufacture, modify, duplicate or otherwise copy or reproduce any of the Products.  No express or implied license or other rights of any kind are granted to Newco regarding the Products (or any other OPO products) and Newco acknowledges that the Products (and all other OPO products) and all right, title and interest therein, including without limitation any copyright, patent, trade secret or other intellectual property right in and to such products are the sole property of OPO and its developers and/or manufacturers. OPO reserves all rights not expressly granted herein.

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THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST IN ACCORDANCE WITH RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. REDACTED PORTIONS OF THIS EXHIBIT ARE INDICATED BY AN [##]

1.4	Newco Site. All Products will be sold through the Newco Site that will include the following features and functions.

a)
Branding. The Newco Site will be branded as a site offered by Newco and will not be branded as an Obagi or OPO web site.   Any language on the Newco Site referencing OPO or Obagi Medical Products, Inc. (“Obagi”) must be previously approved by OPO and Obagi and may be withheld by OPO or Obagi in its sole and absolute discretion.

b)
Prescription Products.  The Newco Site will offer and provide assistance to end users who do not have a current prescription for Obagi prescription products, in obtaining a prescription to Obagi prescription products and will then fulfill that prescription (“Newco Prescription Sales”). Subject to subparagraph d) below, the process used by Newco for obtaining a prescription and then fulfilling Newco Prescription Sales will be substantially similar to the process used by an Affiliate (as defined in the License Agreement) of Newco in its online prescription pharmacy business operated through a website located at www.kwikmed.com, (the “KwikMed Site”) and will be subject to review and approval by OPO, such approval not to be unreasonably withheld.

c)	Non-Prescription Products. The Newco Site may also offer non-prescription Obagi Products for sale to web-based customers.

d)
Order Acceptance by the Newco Site.  The Newco Site will not accept orders for prescription-Products, which are based on web-based medical diagnostics algorithms, but will only accept orders for Products when the orders are accompanied by valid prescriptions generated by other means.

1.5
Diversion.  The Products are highly sought after by unauthorized dealers who sell the Products to customer end users (hereinafter “Diverters”).  Newco acknowledges that any distribution of the Products by Diverters causes significant and irreparable damage to OPO and to the brand reputation of the Products.  Newco agrees to use best efforts to prevent the sale of any Products to Diverters, and any knowing sale of the Products by Newco to a Diverter constitutes a material breach of this Agreement and immediate termination upon notice to Newco.

Article 2.	OBLIGATIONS OF NEWCO

The parties acknowledge that Newco’s obligations listed below are essential to the relationship proposed and that any breach of any of these obligations will seriously harm OPO's commercial reputation and goodwill.

2.1	Organization of Newco and Creation Newco Site.

a)
Organization of Newco.  Newco shall not be owned by Phoenix Capital Management, LLC. Newco will own and operate the Newco Site. The look and feel of the Newco Site is subject to OPO’s review and approval, which will not be unreasonably withheld.

b)
Order Payment. Newco will process and collect payment for individual orders generated via the Newco Site in a manner similar to the KwikMed Site. OPO will accept the return of nonprescription Products pursuant to OPO’s return policy that is attached hereto as Exhibit B.

2.2	General Obligations of Newco.

a)	Diligent Efforts Marketing. Newco represents that it has both the willingness and the capacity, financial and otherwise, to adequately market the Products, including all

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THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST IN ACCORDANCE WITH RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. REDACTED PORTIONS OF THIS EXHIBIT ARE INDICATED BY AN [##]

a)
prescription Products, through the Newco Site. Newco covenants that it shall consistently use its diligent efforts to further the promotion, marketing, distribution and sale of the Products through the Newco Site in compliance with all Applicable Laws.

b)	Competing Products. Newco shall not market or sell any products or services from the Newco Site except for the Products.

c)
Conduct of Business.  Newco agrees:  (a) to conduct its business in a manner that reflects favorably at all times on the OPO Products and the good name, goodwill and reputation of Obagi and its affiliates; (b) to avoid deceptive, misleading, unlawful or unethical practices that are or might be detrimental to Obagi or its affiliates, the Products, or the public, including but not limited to disparagement of Obagi or its affiliates or the Products; (c) to make no false or misleading representations with regard to OPO or the Products; (d) not to publish or use or cooperate in the publication or use of any misleading or deceptive advertising material; and (e) to make no representations, warranties or guarantees to customers or to the trade with respect to the specifications, features or capabilities of the Products which are inconsistent with the literature distributed by OPO, including all warranties and disclaimers contained in such literature.

d)
Technical Capability.  Newco shall have the technical capability to (i) sell the Products in an effective manner through the Newco Site, and (ii) promote, market and advertise to consumers the Products and the differences between the Products and competing goods.

e)
Inventory.  Newco shall not be required to maintain an inventory of the Products. Newco shall staff and maintain facilities to adequately store (if any storage is required) and ship the Products.  Newco is responsible to maintain adequate environmental and temperature controls for the storage of Products (if any storage is required).

f)	Shipment of Products. Newco will ship Products to its customers directly from its online licensed closed door pharmacy location.

g)
Financial Condition.  Newco shall maintain and employ in connection with Newco's business under this Agreement adequate working capital to carry out and perform all of Newco's obligations and responsibilities under this Agreement.  From time to time, on reasonable notice by OPO, Newco shall furnish such financial reports and other financial data as OPO may reasonably deem necessary to determine Newco's current financial condition.

h)
Advertising.  Newco shall not alter or modify the advertising and promotional materials for the Products, which are provided by OPO, without OPO's prior written consent, which may be withheld in OPO’s sole discretion.  Newco hereby agrees to indemnify, defend, and hold harmless OPO from any and all damages, losses, costs, liabilities, or expenses relating to any claim(s) arising from advertisements placed by Newco, which have not been provided by or approved in writing by OPO.

i)
Market Information and Planning.  Newco shall promptly advise OPO concerning any market information that may come to Newco's attention respecting OPO, the Products, OPO's market position, or the continued competitiveness of the Products in the marketplace, including but not limited to charges, complaints, or claims by consumers, or other persons, about OPO or the Products.  Newco shall confer with OPO from time to time, on matters relating to market conditions, sales forecasting and product planning

j)	Compliance with Laws. Newco shall use its best efforts to comply with all Applicable Laws within the United States for the sale of Products, including the online sale

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THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST IN ACCORDANCE WITH RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. REDACTED PORTIONS OF THIS EXHIBIT ARE INDICATED BY AN [##]

of prescription pharmaceutical products. Each party shall notify the other immediately in the event that the notifying party believes, or has reason to believe, that either party is not in compliance with all Applicable Laws related to the online sale of prescription pharmaceutical products in the United States. OPO acknowledges and agrees that Newco may face regulatory and related challenges (including, but not limited to, the pending administrative proceeding in Texas) with respect to the legitimacy and benefit of delivering pharmaceutical services online.  OPO is fully aware that some states have and other states may, in the future, challenge a company’s right to engage in the online or Internet sale of prescription pharmaceutical products.

The parties are entering into this Agreement with full knowledge that the delivery of online pharmaceutical services is a cutting-edge, emerging industry and that companies engaging in such services have faced and will continue to face regulatory and related challenges (including, but not limited to, the pending administrative proceeding in Texas) as they work to educate the regulatory community throughout the United States, as they have successfully educated the regulatory community in Utah, with respect to the legitimacy and benefit of delivering pharmaceutical services online. Consequently, the parties agree that they will use best efforts to work together in good faith to (i) inform each other of all Applicable Laws related to the delivery of online pharmaceutical services and the sale of the Products via the Internet, and (ii) to ensure that each party’s activities under this Agreement is in compliance with all Applicable Laws.

k)
Governmental Approval.  To the extent that either party reasonably believes any federal, state or local approval, license or permit with respect to this Agreement, or the sale of the Products, shall be required at any time during the term of this Agreement, such party shall immediately notify the other, in writing, of such requirement.  The parties shall work together to take whatever steps they believe are necessary in connection with the foregoing, including, without limitation, pursuing any approvals, licenses, or permits.  All costs and expenses necessary for Newco to comply with all Applicable Laws relative to Newco with respect to the sale of the Products from the Newco Site, including obtaining any necessary permits, approvals or licenses, shall be the sole responsibility of Newco. If the parties cannot mutually agree on a course of action to proceed with respect to ensuring that both parties are in compliance with all Applicable Laws with respect to their activities hereunder, OPO may, upon written notice to Newco, advise Newco to cease all actions that are allegedly non-compliant (for as long as such activities continue to be non-compliant) and Newco will immediately cease such actions.

2.3
Advertising, Marketing and Promotion by Newco. Newco hereby commits, at its own cost and expense, to use all reasonable efforts, including search engine optimization techniques to advertise, promote and market the sale of the Products through the Newco Site.

2.4	Minimum Gross Profit Guaranty.

(a)      During the term of the Agreement and provided that Newco is not in breach of its obligations hereunder or under the Software, License, Development and Services Agreement, dated even date herewith by and between the parties (the “License Agreement”), OPO will provide Newco a [###] minimum gross profit guaranty relating to sales of Products via the Newco Site (the “Minimum Gross Profit Guaranty”) in the amount of $[###] for every [###] period. The obligations under this Paragraph 2.4(a) will be subject in all respects to the terms of Paragraph 2.4(b). The Minimum Gross Profit Guaranty will be calculated for the [###] period from [###] of each year. In the event that Newco does not achieve a minimum Gross Profit of at least $[###] for a [###] period, OPO will make a payment equal to

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THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST IN ACCORDANCE WITH RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. REDACTED PORTIONS OF THIS EXHIBIT ARE INDICATED BY AN [##]

the shortfall not less than 45 days after the end of the applicable period. The Minimum Gross Profit Guaranty obligation will commence on the first [###], for which Newco is actively selling OPO prescription products from the Newco Site.

For a [###] period, the Gross Profit will be calculated as follow:

The Gross Profit = A + B, where:

A =	the aggregate discount (as measured in dollars) from the Suggested List Price at which OPO sells Newco OPO products during the applicable [###] period;

B =
the aggregate value of any credits, rebates or promotion discounts given to Newco in the applicable [###] period, which are not taken into consideration in calculating the aggregate discount amount in A; and

Suggested List Price = the recommended price at which OPO sells its prescription and non-prescription products from the web site located at www.obagi.com, or such other site as may be determined by OPO in its reasonable discretion. (Even though the Obagi prescription products are sold via physicians from the OPO web site, the site will include a recommended suggested list price for the prescription products as determined prior to any physician specific promotions.)

The following examples of sales during a [##] period are provided for purposes of illustration (note that sales include all prescription and nonprescription products):

1.
OPO sells Newco Products for $[###] and the Products have a Suggested List Price of $[###]. There are no rebates, refunds or promotions. In this case, A = $[###] and B = 0. Because A + B is greater than $[###], Newco has achieved a Gross Profit of $[###] and a true-up payment is not necessary.

2.
OPO sells Newco Products for $[###] and the Products have a Suggested List Price of $[###]. There are rebates refunds or promotions of $[###] that are also provided to Newco. In this case, A = $[###] and B = $[###], and because A + B equals $[###] (i.e., less than $[###]), Newco has not achieved a Gross Profit of $[###] and a true-up payment of $[###] will be paid to Newco not later than 45 days after the end of the applicable [###] period.

3.
OPO sells Newco Products for $[###] and the Products have a Suggested List Price of $[###]. There are rebates refunds or promotions of $[###] that are also provided to Newco. In this case, A = $[###] and B = $[###], and because A + B equals $[###] (i.e., greater than $[###]), Newco has achieved a Gross Profit of $[###] and a true-up payment is not necessary.

(b)      Notwithstanding the foregoing, it is the intent of the parties that OPO should not be required to make any payments to Newco in any calendar year in which Newco earns a Gross Profit of at least $250,000 (excluding any true-up payments received from OPO under Paragraph 2.4(a). Consequently, in the event that OPO makes a true-up payment under Paragraph 2.4(a) for [###] and Newco achieves a Gross Profit of more than $[###] during [###] of a calendar year, Newco will refund to OPO – on a dollar for dollar basis – the amount by which Newco’s Gross Profit in [###] exceeds $[###]; provided that the amount of such refund will not exceed the true-up payment made by OPO to Newco for 1H of the applicable calendar year.

Likewise, in the event that Newco achieves a Gross Profit in excess of $[###], then any obligation of OPO to make a true-up payment under Paragraph 2.4(a) for [###], will be

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THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST IN ACCORDANCE WITH RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. REDACTED PORTIONS OF THIS EXHIBIT ARE INDICATED BY AN [##]

offset on a dollar for dollar basis to the extent that Newco’s Gross Profit in [##] exceeds $[###].

Notwithstanding anything herein to the contrary, OPO, in its sole discretion, may immediately terminate its obligations under this Section 2.4 in the event of the occurrence of a Material Breach Related to Software Availability (as defined in the Licensed Agreement).

2.5
Nonsolicitation.  Newco will not solicit any visitors to the Newco Site with respect to the sale of any third party goods or services. Newco will not sell OPO-related information to third parties or otherwise communicate with its OPO customers or visitors to the Newco Site except as necessary to acquire, process and fulfill orders initiated by the customer for Obagi Products, or as approved in advance by OPO.

Article 3.	OBLIGATIONS OF OPO

3.1
Orders, Compliance with Applicable Laws. The parties hereto understand and agree that OPO is the sole party responsible for filling the orders received from Newco for the Products.  Further, OPO agrees that the Products it delivers shall: 1) be of acceptable kind, quality, and quantity, 2) be adequately packaged and labeled in accordance with existing registrations and regulations, 3) conform to all affirmations of fact made on the container or label, if any; and (4) comply with all Applicable Laws.

3.2	Timely Delivery of Products. Newco shall place orders in a timely manner, and OPO shall fulfill said orders in a timely manner.

Article 4.	PURCHASE ORDER PROCEDURE

4.1
Orders and Acceptance.  Newco shall order the Products by delivering a written purchase order to OPO prior to the needed ship date.  All orders for the Products placed by Newco shall include (i) date of order, (ii) purchase order number, (iii) Newco’s name and contact information, (iv) Product names and quantities, (v) the price payable to OPO from the Products, and (vi) the delivery date. All such orders shall be subject to acceptance either by performance (i.e., shipment of the ordered Products) or by written confirmation. OPO shall use all commercially reasonable efforts to accept or reject an order within [###] of receipt of the order and will not unreasonably refuse or reject any purchase order. All orders placed by Newco shall be subject to the terms of this Agreement.  In the event of a conflict between the information contained in any purchase order and this Agreement, this Agreement shall control. At such time as OPO establishes its Internet accessible online Product ordering system, Newco will order prescription and nonprescription Products using a methodology to be agreed to by the parties. Newco will aggregate individual web orders for OPO products periodically (but not less frequently than once per day) and deliver to OPO a single aggregated order organized by SKU. Orders will be drop shipped directly to the location as specified by Newco subject to specifications mutually agreed upon.

4.2
Co-Location. To facilitate both the immediate and longer-term needs of both parties, the parties will co-locate new warehousing and fulfillment operations as soon as possible. OPO will lease and operate its own facility and will hire labor as needed to fulfill its obligations hereunder, and will maintain inventories adequate to serve Newco’s immediate and the parties’ long-term online businesses.  Newco will sublease from OPO the facilities necessary for Newco to operate a distribution center for the Obagi Products. Newco, at its sole cost and expense, will provide labor as needed to operate the distribution center and perform Newco’s obligations hereunder with respect to the sale and distribution of the Obagi Products to end users.

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THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST IN ACCORDANCE WITH RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. REDACTED PORTIONS OF THIS EXHIBIT ARE INDICATED BY AN [##]

4.3
Terms and Conditions.  The terms and conditions of this Agreement and of the applicable OPO invoice or order confirmation will apply to each order accepted or shipped by OPO.  The terms and conditions of Newco's form of purchase order or other business forms will not apply to any order for the Products notwithstanding OPO's acknowledgement or acceptance of such order.

4.4
Cancellation of Orders.  OPO reserves the right to cancel any orders placed by Newco and accepted by OPO as set forth above, or to refuse or delay shipment thereof, if Newco (i) fails to make any payment as provided herein or under the terms of payment set forth in any invoice or otherwise agreed to by OPO and Newco, (ii) fails to meet the reasonable credit or financial requirements established by OPO, including any reasonable limitations on allowable credit, or (iii) otherwise fails to comply with or is in breach of the terms and conditions of this Agreement or the License Agreement.  OPO also reserves the right to discontinue the manufacture or sale of any or all of the Products at any time, and to cancel any orders for such discontinued Products without liability of any kind to Newco or to any other person.  No such cancellation, refusal or delay will be deemed a termination or breach of this Agreement by OPO.

Article 5.	PRICES AND PAYMENT

5.1
Prices.  OPO agrees to sell and Newco agrees to purchase the Products at the prices that will be set by OPO from time to time, in its sole discretion. The initial prices are set forth in the attached Exhibit A.  The difference between Newco’s purchase price for the Products and the sales price to its customers shall be Newco’s sole remuneration for the sale of the OPO Products. OPO shall have the right to change the prices in Exhibit A at any time upon written notice to Newco; provided, however, that OPO may not change the discount at which OPO sells the Products to Newco.  In any such instance, OPO shall issue a new Exhibit A to Newco reflecting such change, which shall, as of the date stated thereon, supersede the prior Exhibit A.

 OPO agrees that following the Effective Date and during the Term of this Agreement, Newco will not knowingly enter into an agreement to sell Products to a Third Party Competitor (as defined below) in the United States at prices that are less than the prices at which the same Products are sold to Newco. For the purposes of this Agreement, a “Third Party Competitor” is a third party that (1) uses the Internet as its sole sale and distribution channel for the Products in the United States, and (2) is understood by a reasonably prudent person to be a competitor to Newco. Notwithstanding the foregoing and for clarity, the parties acknowledge and agree that OPO and its affiliates have prior and existing distribution agreements for the Products, pursuant to which Products may be sold via the Internet, and the foregoing pricing obligation does not apply to such agreements. Furthermore, OPO and its affiliates have no obligation to police the sales channels that are used by their distributors.

5.2
Taxes, Tariffs, Fees.  OPO's prices to Newco do not include any federal, state or local sales, or other taxes, or similar fees which OPO may be required to pay or collect upon the sale or delivery of the Products or upon collection of the sales price. Newco represents and warrants to OPO that all Products acquired hereunder are for redistribution in the ordinary course of Newco's business through the Newco Site to end users, and Newco agrees to provide OPO with appropriate resale certificate numbers and other documentation satisfactory to the applicable taxing authorities to substantiate any claim of exemption from any such taxes or fees.

5.3
Payment Terms.  All payments shall be made in United States Dollars, free of any withholding tax, or other restriction to OPO at the address designated by OPO. Unless otherwise agreed to by OPO in writing, payments for all orders are due not later than twenty (20) business days after the applicable order has shipped. Payments may be made via cash,

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check, credit card or wire transfer, as agreed to by the parties. OPO will notify Newco that an order has shipped on the date of shipment. All payments will include the amount of the aggregate purchase price of the Products ordered (plus any applicable taxes, shipping and other charges) at the time of the order.  Payments made by wire transfer shall be made to OPO’s bank account pursuant to directions as will be provided by OPO to Newco.

a)
Credit Terms.  In lieu of cash or wire payment for the Products, OPO may, by written notice to Newco, in OPO’s sole discretion, allow Newco to purchase the Products on open account, with payment due thirty (30) days from the date of the invoice.  Changes in terms, amount and duration of credit shall be mutually agreed upon.

b)
Acceleration for Default.  OPO reserves the right, upon written notice to Newco, to declare all sums on open account immediately due and payable in the event of a breach by Newco of any of its obligations to OPO, including the failure of Newco to comply with applicable credit terms and limitations.

c)
Attorneys' Fees/Interest.  In the event that it becomes necessary for OPO to initiate litigation to collect sums owed by Newco for the Products purchased by Newco or to otherwise enforce OPO’s rights hereunder, Newco shall be responsible for reasonable attorneys' fees and other costs incurred by OPO in connection with such litigation if OPO prevails therein.  Interest shall accrue on any delinquent amounts owed by Newco for the Products at the greater of 1.0% per month or the maximum rate permitted under applicable law.

Article 6.	SHIPMENT, TITLE, RISK OF LOSS AND DELIVERY

6.1
Shipment.  As soon as reasonably practical, OPO will provide Products to Newco from a new warehouse that is geographically located at the co-located OPO and Newco sales and distribution centers. It is expected that delivery of Products from this new warehouse will eliminate shipping costs incurred to ship Products from OPO to Newco. In the event that Products ordered by Newco are not available from the new warehouse, Newco may request shipment from other OPO affiliated or contracted entities’ distribution facilities.  In that event, all Products will be shipped Fee on Board (FOB) (as defined by the International Chamber of Commerce in INCOTERMS 2000), from the manufacturing or shipping location. Newco will be responsible for and will pay all packing, shipping, freight and insurance charges.

6.2
Title/Risk of Loss.  All risk of loss or damage with respect to the Products will pass from OPO to Newco upon delivery to the common carrier as specified in Article 6.1, Shipment, above.   Newco shall bear the risk of loss or damage in transit.

6.3
Partial Shipments.  Unless Newco clearly and reasonably advises OPO to the contrary in writing, OPO may make partial shipments in fulfillment of Newco's orders, to be separately invoiced and paid for when due.  Delay in delivery of any installment shall not relieve Newco of its obligation to accept the remaining deliveries.

6.4
Delivery.  OPO will use reasonable efforts to meet Newco's requested delivery schedules for the Products to ensure that the Newco Site can provide Products to end users within [###] of receipt of order, but OPO reserves the right to refuse, cancel or delay shipment to Newco when Newco's credit is impaired, when Newco is delinquent in payments or fails to meet other credit or financial requirements established by OPO, or when Newco has failed to perform its obligations under this Agreement.  Should orders for the Products exceed OPO's available inventory, OPO will allocate its available inventory among its customers and distributors and make deliveries on a basis OPO deems equitable in its sole discretion and without liability to Newco on account of the method of allocation chosen or implemented.

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Neither Obagi nor OPO shall be liable for any damages, direct, consequential, special or otherwise, to Newco or to any other person for failure to deliver or for any delay or error in delivery of the Products for any cause whatsoever.

6.5
Force Majeure.  OPO shall not be responsible for any failure to perform due to unforeseen circumstances or to causes beyond OPO's reasonable control, including but not limited to acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods, accidents, strikes, or shortages of transportation, facilities, fuel, energy, labor or materials.  In the event of any such delay, OPO may defer the delivery date for a period equal to the time of such delay.

Article 7.	REPORTING AND RECORDS

7.1
Sales Report.  During the term of this Agreement, Newco shall provide to OPO a periodic written report showing, for the period immediately preceding the report, the sale of Products from the Newco Site, by US dollar volume and total units sold, both in the aggregate and for such geographic areas and product or other categories as OPO may designate from time to time. Such periodic reports shall be delivered on a schedule reasonably agreed to by the parties, which schedule will be not less frequently than monthly.

7.2
Reports of Alleged Claims.  Newco shall notify OPO in writing within ten (10) days of Newco learning of any claim or proceeding involving advertisement or distribution of the Products by Newco, including claims asserting infringement of any intellectual property rights by the Products.  Newco shall also report promptly to OPO all claimed or suspected Product defects and any adverse events experienced from end users from use of the Products and reported to Newco.

7.3
Maintenance of Records.  Newco shall maintain for at least three (3) years its records, contracts and accounts relating to distribution of the Products, and shall permit examination thereof by authorized representatives of OPO during normal business hours and with reasonable advance written notice from OPO.

Article 8.	PACKAGING AND LABELING OF PRODUCTS

8.1
Packaging and Labeling.  Each Product shall be delivered to Newco in a package (the “Package”) containing the Product, and if applicable, a product insert that complies with all Applicable Laws. In the event that Newco is required to repack Products, put Products in a new package, or label Products, Newco will do so in compliance with all Applicable Laws. In the event that OPO provides a Product with an insert in the Product package, Newco will use all reasonable efforts to ensure that any repacking or labeling of the Product includes the applicable Product insert.

8.2
Proprietary Notices.  Newco shall not remove, alter, cover or obfuscate any logo, trademark notice, barcode or other proprietary rights notices placed or embedded by OPO on or in any Package or any of the items contained therein.

Article 9.	TRADEMARKS AND TRADE NAMES

9.1
Rights of OPO.  Newco hereby recognizes that all right, title and interest in and to the trademarks, trade names, and logos (the “Marks”) used in connection with the marketing, sale and distribution of the Products are the exclusive rights of Obagi, or entities affiliated with Obagi, including, without limitation, those entities, if any, with which Obagi has licensing arrangements.  Except as set forth herein, no right in or license to the Marks is granted by or is to be inferred from any provision in this Agreement.  Newco shall not take any action that

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jeopardizes Obagi’s rights in the Marks.  Newco shall not register, directly or indirectly, any trademarks, trade names, corporate names or logos that are identical or confusingly similar to the Marks or any translations thereof.  Newco shall not, without the written consent of OPO, include or incorporate OPO’s or Obagi’s name or any of the Products’ names (or any variation thereof) in its website or e-mail address.

9.2
Use by Newco.  OPO hereby grants to Newco and Newco hereby accepts from OPO a nonexclusive, nontransferable, and royalty free right to use the Marks solely for the purpose of promoting and marketing the Products for sale through the Newco Site as set forth in this Agreement. Newco’s use of the Marks shall be subject to OPO’s ongoing review and approval.  Newco has paid no consideration for the use of the Marks and nothing contained in this Agreement shall give Newco any interest in the Marks.  Newco agrees not to attach any additional trademarks, logos or trade designations to any Product.  Newco further agrees not to affix the Marks to any non-OPO product.

9.3
After Termination or Expiration.  Upon expiration or any termination of this Agreement, Newco shall immediately cease all display, advertising and use of the Marks and shall not thereafter use, advertise or display any name, mark or logo which is, or any part of which is, similar to or confusing with the Marks.

Article 10.	TERM AND TERMINATION OF AGREEMENT

10.1
Term.  Unless terminated earlier in accordance with the terms and conditions hereof, this Agreement shall commence on the Effective Date and continue for an initial term of seven (7) years (the “Term”). In the event OPO continues to fulfill Newco orders following the Term without agreeing to a renewal term pursuant to Article 10.2 Renewal, such orders shall only be fulfilled on an order by order basis (but still subject to the terms of this Agreement) and OPO may cancel the renewal of this Agreement at any time and for any reason upon 30 days written notice to Newco.  During this period of thirty (30) days, Newco commits to transition the Newco Site business according to the reasonable instructions provided by OPO.

10.2
Renewal.  This Agreement may be renewed by mutual written agreement of the parties.  Any renewal term shall be made only pursuant to a writing signed by OPO and Newco.  Other than as revised pursuant to any such writing, the remaining provisions of this Agreement shall continue in full force and effect.

10.3	OPO’s Right to Terminate. OPO may terminate this Agreement at any time prior to the termination of the Term or thereafter in the event that:

a)	Monetary Default. Newco defaults in any payment due hereunder and such default continues unremedied for a period of thirty (30) days following written notice by OPO;

b)
Other Default.  Newco fails to perform any other material obligation, warranty, duty or responsibility or is in default with respect to any material term or condition undertaken by Newco under this Agreement and such failure or default continues unremedied for a period of thirty (30) days following written notice by OPO;

c)
Insolvency.  A receiver is appointed for Newco or its property; Newco makes an assignment for the benefit of its creditors; any proceedings are commenced by, for or against Newco under any bankruptcy, insolvency, debtor's relief or other similar law; or Newco is liquidated, dissolved, or otherwise ceases conducting business;

d)	Legality. Upon the enactment, enforcement or adoption of any laws, rules, regulations or governmental policies or other changes in circumstances that makes it illegal,

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impossible or impracticable to sell any Products through the Newco Site as contemplated in this Agreement;

e)	Termination of the Software License and Services Agreement. Upon termination by either party of the License Agreement.

f)
Termination due to Assignment to Obagi Competitor. During the Term of this Agreement, Newco agrees that neither it nor any of its Affiliates (as defined in the License Agreement) will: (i) use the Software (as defined in the License Agreement) or any software with features and functionality substantially similar to the Software for the benefit of any third party in connection with the sale of skin care products; or (ii)  license, sell or otherwise transfer the Software or any software with features and functionality substantially similar to the Software to a third party, including transfers by operation of law, merger or acquisition, unless the third party agrees that it will not use such software in connection with the marketing or sale of skin care products. OPO may immediately terminate this Agreement in the event Newco breaches this paragraph.

10.4	Newco’s Right to Terminate. Newco may terminate this Agreement at any time prior to the termination of the Term or thereafter in the event that:

a)	Monetary Default. OPO defaults in any payment due hereunder and such default continues unremedied for a period of thirty (30) days following written notice by Newco;

b)
Default.  OPO fails to perform any obligation, warranty, duty or responsibility or is in default with respect to any material term or condition undertaken by OPO under this Agreement and such failure or default continues unremedied for a period of thirty (30) days following written notice to OPO;

c)
Legality.  Upon the enactment, enforcement or adoption of any laws, rules, regulations or governmental policies or other changes in circumstances that makes it illegal, impossible or impracticable to sell the Products through the Newco Site as contemplated in this Agreement; or

d)
Insolvency.  A receiver is appointed for OPO or its property; OPO makes an assignment for the benefit of its creditors; any proceedings are commenced by, for or against OPO under any bankruptcy, insolvency, debtor's relief or other similar law; or OPO is liquidated, dissolved, or otherwise ceases the transaction of business.

10.5
Effect of Termination.  Newco agrees that in the event of any termination of this Agreement for any reason, all of Newco's rights to distribute and sell the Products through the Newco Site shall cease as of the date of such termination.

a)
Acceleration of Payment Obligations.  On the effective date of termination, (i) the due date of all outstanding invoices for the Products shall automatically be accelerated so they become due and payable on the effective date of termination, even if longer terms had been provided previously; and (ii) the due date of all outstanding amounts owed by OPO to Newco under Section 2.4 as of the date of termination shall automatically be accelerated so they become due and payable on the effective date of termination.  All orders or portions thereof remaining unshipped as of the date of the termination shall be automatically cancelled.

b)
Attorneys' Fees and Waiver.  In the event any claim is brought by either party asserting that the termination of this Agreement by the other party was wrongful, the prevailing party in such litigation shall be entitled to recover all its costs, attorneys' fees and other expenses incurred in the litigation. Except as specifically provided for herein, Newco hereby waives all payments or rights it may have under any applicable federal or state law

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for compensation, payments or benefits to which Newco may be entitled, if any, solely as a result of termination of this Agreement by OPO as set forth herein. For the purposes of this Agreement, the “prevailing party” shall mean the party that successfully brings or defends an action and, as a result, receives a favorable judgment or final verdict after all rights of appeal have been exhausted.

10.6
Survival of Payment Obligations.  Each party’s obligations to pay the other all amounts owed hereunder as of the date of termination or expiration of this Agreement, as well as Articles 5, 7, 8, 9, 12, 13, 15 and 16, shall survive termination or expiration of this Agreement. For clarity, in the event that OPO owes Newco any amounts under Section 2.4 as of the date of termination or expiration of this Agreement, such obligation of OPO shall survive termination or expiration of this Agreement.

Article 11.	RELATIONSHIP OF THE PARTIES

Newco's relationship with OPO during the term of this Agreement shall be that of an independent contractor.  Newco and its employees, agents and representatives shall under no circumstances be considered agents, partners, joint venturers or representatives of OPO.  Newco shall not act or attempt to act, or represent itself, directly or by implication, as agent, joint venturer, partner or representative of OPO, or in any manner assume or attempt to assume or create any obligation or liability of any kind, nature or sort, express or implied, on behalf of or in the name of OPO.  The relationship created by this Agreement does not constitute the granting of a franchise.

Article 12.	INDEMNIFICATION

12.1
Newco Indemnification.  In addition to its obligations under Articles 2.2(g) hereof, Newco shall indemnify, defend and hold harmless OPO and its affiliates and respective members, managers, directors, officers, employees and agents and the successors and assigns of any of the foregoing (each a “OPO Indemnitee”) from any and all claims, losses, costs, liabilities or expenses, including, without limitation, attorneys’ fees and other expenses of litigation resulting from a claim, suit or proceeding made or brought by a third party against a OPO Indemnitee arising out of the gross negligence or willful misconduct of Newco or its employees and agents, provided OPO gives Newco notice of the claim within thirty (30) days of first learning of the claim. The foregoing indemnity shall survive the expiration or termination of this Agreement.

12.2
OPO Indemnification.  OPO shall indemnify, defend and hold harmless Newco and its members, managers, directors, officers, employees and agents and the successors and assigns of any of the foregoing (each a “Newco Indemnitee”) from any and all claims, losses, costs, liabilities or expenses, including, without limitation, attorneys’ fees and other expenses of litigation resulting from a claim, suit or proceeding made or brought by a third party against a Newco Indemnitee arising out of (a) any claims or action by third parties relating to negligence, defects, or other allegations respecting the design, development, formulation, manufacture, or intellectual property rights of Products distributed by Newco (including, without limitation, product liability claims and advertising claims), or (b) the gross negligence or willful misconduct of OPO or its employees and agents; provided Newco gives OPO notice of the claim within thirty (30) days of first learning of the claim.  The foregoing indemnity shall survive the expiration of termination of this Agreement.

12.3
Conditions of Indemnification.  The obligations under the foregoing indemnities are subject to the condition that the party seeking indemnification give the other:  (1) prompt written notice of any claim or action  for which indemnity is sought; (2) complete control of the defense and

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settlement thereof by the indemnifying party; and (3) cooperation of the other party in such defense.

Article 13.	WARRANTIES

13.1
Limited Warranty.  OPO MAKES NO WARRANTIES OR REPRESENTATIONS AS TO PERFORMANCE OF THE PRODUCTS TO NEWCO OR TO ANY OTHER PERSON, EXCEPT AS SET FORTH IN OPO’S LIMITED WARRANTY ACCOMPANYING DELIVERY OF THE PRODUCTS ("LIMITED WARRANTY").  OPO RESERVES THE RIGHT TO CHANGE THE WARRANTY SET FORTH IN SUCH LIMITED WARRANTY, OR OTHERWISE, AT ANY TIME, WITHOUT FURTHER NOTICE AND WITHOUT LIABILITY TO NEWCO OR TO ANY OTHER PERSON.

13.2
Limitation of Warranties.  NEWCO SHALL MAKE NO WARRANTY, GUARANTEE OR REPRESENTATION, WHETHER WRITTEN OR ORAL, ON OPO’S BEHALF.  OPO UNDERTAKES NO RESPONSIBILITY FOR THE QUALITY OF THE GOODS EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT.  OPO ASSUMES NO RESPONSIBILITY THAT THE GOODS WILL BE FIT FOR ANY PARTICULAR PURPOSE FOR WHICH NEWCO MAY BE BUYING THE GOODS, EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT.

13.3
Limitation of Liability.  EXCEPT FOR CLAIMS UNDER ARTICLE 15, IN NO EVENT WILL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT OR SPECIAL DAMAGES (INCLUDING LOSS OF PROFITS) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE USE OR PERFORMANCE OF ANY PRODUCTS, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY CLAIMS HEREUNDER IN AN AGGREGATE AMOUNT EXCEEDING THE AMOUNT PAID BY NEWCO TO OPO DURING THE THREE-MONTH PERIOD IMMEDIATELY PRECEDING THE DATE THE INITIAL CLAIM AROSE; PROVIDED; HOWEVER, THAT (i) SUCH  LIMITATION SHALL NOT APPLY TO CLIAMS MADE BY NEWCO UNDER ARTICLES 12.2, AND 15  (ii) SUCH  LIMITATION SHALL NOT APPLY TO CLAIMS MADE BY OPO UNDER ARTICLES 10.3(f), 12.1, 15 AND UNDER ARTICLE 5 FOR PRODUCTS PURCHASED BY NEWCO. THESE LIMITATIONS APPLY REGARDLESS OF WHETHER SUCH CLAIM IS BASED ON TORT, CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR ANY OTHER THEORY.

Article 14.	EXECUTION OF AGREEMENT AND CONTROLLING LAW

This Agreement shall become effective only after it has been signed by Newco and OPO.  It shall be governed by and construed in accordance with the laws of the State of Delaware, United States, without giving effect to the conflicts of law provisions thereof.  In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, the remaining portions of this Agreement shall remain in full force and effect.

Article 15.	CONFIDENTIALITY

The parties acknowledge that in the course of performing their respective obligations hereunder, they may review information which is confidential and proprietary (“Confidential Information”).  Such Confidential Information may include, without limitation, trade secrets, processes, inventions, prices, procedures, know-how, and other non-public, proprietary information.  The Confidential Information also includes,

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 without limitation, all information related to OPO Product transactions generated from the Newco Site, including data related to the applicable end users, which is obtained through the Newco Site (“Transaction Data”).  All Transaction Data shall be treated as Confidential Information and trade secrets of OPO. Newco will ensure that the collection, storage, transfer, sharing and use of all Transaction Data complies with HIPAA as well as all applicable federal, state and local laws.  The Transaction Data will be given unique identifying characteristics so that it shall be effectively defined, managed and analyzed separate and distinct from all other non-OPO transaction data that is generated by Newco.  To the extent not expressly prohibited by HIPAA, Newco will share all Transaction Data with OPO. Newco will not share this Transaction Data with any third party.  The parties agree that they shall obtain no rights to such Confidential Information, that they shall not use such Confidential Information except in performance of this Agreement and that they shall not disclose such Confidential Information to third parties.  Without limiting the generality of the foregoing, upon termination of this Agreement, the parties shall return all Confidential Information in their possession to the other side at their own cost and expense. Use of the Confidential Information contrary to the terms of this Agreement may cause irreparable harm for which damages at law may not be an adequate remedy. The provisions of this Agreement prohibiting disclosure or distribution of the Confidential Information or use contrary to the provisions hereof may be specifically enforced by a court of competent jurisdiction in addition to any and all other remedies available at law or in equity.  Notwithstanding the foregoing, “Confidential Information” shall not include any information that the receiving party can document (a) is or becomes (through no improper action or inaction by the receiving party or any representative or affiliate of the receiving party generally available to the public, (b) was in the receiving party’s possession or known by it prior to receipt from the disclosing party, (c) was rightfully disclosed to the receiving party by a third party who had a lawful right to make such disclosure, or (d) was independently developed by the receiving party’s representatives who have had no access to the Confidential Information of the disclosing party.

The parties acknowledge and agree that the Confidential Disclosure Agreement, dated March 4, 2011 (the “CDA”), by and between the parties is in effect and outstanding and governs the exchange of Confidential Information (as defined in the CDA) between the parties. Furthermore, the parties agree that all Confidential Information exchanged under the CDA may be used by a receiving party to perform its obligations under this Agreement, and in the event of any conflict between the terms of this Agreement and the terms of the CDA with respect to the exchange, use and disclosure of Confidential Information, the terms of the CDA control. The parties hereby agree that Sections 3, 4, 5, 7, 8, 9, 10, 11, 13 and 15 of the CDA shall survive for a period of five (5) years following termination or expiration of this Agreement. The parties hereby agree that the Mutual Non-Disclosure Agreement, dated May 5, 2011, by and between the parties is hereby terminated and of no further force or effect.

Article 16.	MISCELLANEOUS

16.1
Paragraph Headings and Plurals. The paragraph headings contained herein are for reference only and shall not be considered as substantive parts of this Agreement.  The use of the singular or plural form shall include the other form and the use of the masculine, feminine or neuter gender shall include the other genders.

16.2
Entire Agreement.  This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof, and any and all written or oral agreements previously existing between the parties are expressly cancelled.  Newco acknowledges that it is not entering into this Agreement on the basis of any representations not expressly contained herein.  Any modifications of this Agreement must be in writing and signed by both parties hereto.  Notwithstanding the foregoing, the items described in Exhibit A, at the time the Agreement is executed may be modified from time to time in OPO’s sole discretion and upon thirty (30) days prior written notice to Newco.  Any terms in a modified Exhibit A, that conflict with this Agreement shall control.

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16.3
Assignment.  Neither party may assign this Agreement or any right or interest under this Agreement without the prior written consent of the other party; provided, however, and subject to Article 10.3(f), that either party may assign this Agreement in connection with a merger, acquisition, change of control, or sale of all or substantially all its assets without the prior written consent of the other party; provided that the assignee agrees in writing to be bound by all the obligations or the assignor hereunder. Each party will provide to the other not less than sixty (60) days prior written notice of the party’s intent to assign this Agreement pursuant to this Article 16.3. The provisions hereof shall be binding upon and inure to the benefit of the parties, their successors and permitted assigns.

16.4
Notices.  All notices and demands hereunder shall be in writing and shall be served by personal service, or overnight delivery or courier service at the address of the receiving party set forth below in this Agreement (or at such different address as may be designated by such party by written notice to the other party).  All notices or demands shall be deemed complete upon receipt.

16.5
Waiver and Severability.  The waiver of any one default or breach of a provision of this Agreement shall not waive subsequent defaults or breaches of this Agreement. The provisions of this Agreement shall be deemed severable. If any provision of this Agreement shall be held unenforceable by any court of competent jurisdiction, it shall be severed from this Agreement and the remaining provisions shall remain in full force and effect. Each party shall bear its own costs and expenses in connection with the drafting, negotiation and execution of this Agreement. Except as specifically set forth herein, each party will be fully responsible for all cost and expenses incurred by it in performing its obligations hereunder.

16.6
Forum Selection Clause and Attorney Fees.  Any dispute arising out of this agreement shall be tried in the State or Federal Courts located in Los Angeles, California.  The parties hereby stipulate to the exclusive jurisdiction of said Courts.  The prevailing party shall pay the costs of the costs and expenses of the prevailing party, including its attorneys’ fees.

16.7	Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date specified below.

OPO, Inc.	BELLA BRANDS, LLC
By: /s/ Albert F. Hummel	By: /s/ Peter Ax
(Authorized Signature)	(Authorized Signature)
Name	Name
Title	Title
Date:	Date:

Address for Notices:	Address for Notices
OPO, Inc.	Bella Brands, LLC
3760 Kilroy Airport Way	7702 East Doubletree Ranch Road, Suite 150
Suite 500	Scottsdale, AZ 85258
Long Beach, CA 90806	Attn: President
Attn: CEO
Copy to: General Counsel

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Exhibit A

This Exhibit A to the Agreement contains a list or description of the OPO products Newco is authorized to distribute (the “Products”). Prices at which Newco may purchase the Product will be provided upon request.

The list of items below in this Exhibit A is provided at the time the Agreement is executed, and the list may be modified from time to time in OPO’s sole discretion and upon written notice to Newco

Obagi Nu-Derm
Gentle Cleanser
Foaming Gel
Toner
Skin Balancing Toner
Clear
Exfoderm
Exfoderm Forte
Blender
Sunfader
Healthy Skin Pro. SPF 35
Sun Shield SPF 50
Physical UV SPF 32
Tolereen
Action
Eye Cream
Starter Set (N/O)
Starter Set (N/D)
Travel Set (N/O)
Travel Set (N/D)
Blue Peel
Blue Peel Radiance & Peel Prep Solution
Blue Peel Cleanser
Blue Peel Essential Kit
Obagi ELASTIderm/Decolletage
ELASTIderm Eye Cream
ELASTIderm Eye Gel
Decolletage System
ELASTILash Eyelash Solution
Obagi CLENZIderm MD
Daily Care Foaming Cleanser
Pore Therapy
CLENZIderm Starter Normal to Dry
Daily Care Cream Cleanser
Therapeutic Lotion
Therapeutic Moisturizer
Obagi Professional C
Professional C Serum 5%
Professional C Serum 10%
Professional C Serum 15%

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Professional C Serum 20%
Obagi-C Fx System
C CLEANSING GEL
C-BALANCING TONER (N/O)
C-CLARIFYING SERUM (N/O)
C-CLARIFYING SERUM (N/D)
C-EXFOLIATING DAY LOTION
C-THERAPY NIGHT CREAM
C-SUNGUARD SPF 30
CRX Starter Set
Obagi Rosaclear System
Gentle Cleanser
Hydrating Complexion Corrector
Skin Balancing Sun Protection Spf 30

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2

Exhibit B

Return Policy for Nonprescription Products

The parties will work together in good faith to implement a reasonable return policy that is agreed to by both parties.

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